NYSE: WPZ
Date: Nov. 6, 2008
Williams Partners L.P. Reports Third-Quarter 2008 Financial Results
•	Per-Unit DCF Up 33% in 3Q
•	Net Income Per Unit Up 32% in 3Q
•	Higher Per-unit NGL Margins in Processing Businesses Drive 3Q Results
•	Per-Unit Cash Distribution Increased for 11th Consecutive Quarter
     TULSA, Okla. — Williams Partners L.P. (NYSE: WPZ) today announced unaudited third-quarter 2008 net income of $60.8 million, compared with third-quarter 2007 net income of $47.9 million. Net income per limited-partner unit for third-quarter 2008 was $0.82, compared with $0.62 per limited-partner unit for third-quarter 2007.
     Year-to-date through Sept. 30, Williams Partners reported net income of $176.3 million, compared with net income of $119.8 million for the first nine months of 2007. Net income per limited-partner unit for the first nine months of 2008 was $2.40, compared with $1.41 per limited-partner unit for the same time period last year.
     Higher natural gas liquid (NGL) margins at Wamsutter, Four Corners and Discovery were the key drivers of the improved earnings in the third-quarter and year-to-date results. These benefits were partially offset by higher operating and maintenance expenses at Four Corners during both the third-quarter and year-to-date periods. The effect of two major hurricanes in the Gulf of Mexico also negatively affected the third-quarter results.
     Lower fee-based revenues at Four Corners and higher interest expense due to the Wamsutter acquisition also partially offset the benefits in the year-to-date period.
Strong Liquidity, No Debt Maturities Until 2011
     The recent instability in financial markets has created global concerns about the liquidity of financial institutions and is having overarching impacts on the economy as a whole. In this volatile economic environment, many financial markets, institutions and other businesses remain under considerable stress. In addition, oil and gas prices have recently experienced significant declines. These events are affecting Williams Partners’ business.
     However, the partnership has strong liquidity and no debt maturities in the near term. As of Oct. 31, Williams Partners had approximately $116 million in cash and cash equivalents and $208 million of available capacity under its credit facilities, the vast majority of which does not expire until 2012. The partnership has no debt maturities until 2011, when $150 million of its long-term debt becomes due.
     Williams Partners’ cash flow from operations has also remained strong. Year-to-date through Sept. 30, the partnership generated approximately $169 million in cash flow from operations.

Williams Partners L.P. (NYSE: WPZ) Third-Quarter 2008 Financial Results — Nov. 6, 2008	Page 1 of 6

Chief Operating Officer Perspective
     “Despite the impact of two major hurricanes in the Gulf of Mexico, the partnership delivered solid results in the third quarter,” said Alan Armstrong, chief operating officer of the general partner of Williams Partners. “We have more challenges ahead in the fourth quarter as commodity prices become less favorable and we work to complete the extensive repairs to the Discovery system.
     “However, the partnership’s consistent financial performance has enabled us to maintain strong liquidity, and we are well-positioned to meet these challenges,” Armstrong said.
     In third-quarter 2008, the key measure of distributable cash flow per weighted-average limited partner unit was $0.96, compared with $0.72 for third-quarter 2007 — an increase of 33 percent. Total distributable cash flow in third-quarter 2008 for limited-partner unitholders was $50.5 million, compared with $28.5 million for third-quarter 2007.
     Year-to-date through Sept. 30, distributable cash flow per weighted-average limited partner unit was $2.65, compared with $1.96 for the same time period in 2007 — an increase of 35 percent. Total distributable cash flow for limited-partner unitholders for the first nine months of 2008 was $139.3 million, compared with $77 million for the first nine months of 2007.
     The significant increase in distributable cash flow during third-quarter and year-to-date 2008 periods is due to the partnership’s increased cash distributions from its Wamsutter and Discovery investments and improved results at Four Corners.
     For the third quarter, the partnership raised its regular cash distribution to unitholders to $0.635 per unit. The partnership’s cash distribution coverage ratio was 1.8 for the third quarter. Regular cash distributions to unitholders for the first nine months of 2008 were $1.86 per unit. The partnership’s cash distribution coverage ratio was 1.7 for the same period.
     The cash distribution coverage ratio reflects the amount of distributable cash flow the partnership had relative to its third-quarter cash distributions to both the general partner and limited partners.
     Maintaining a strong cash distribution coverage ratio helps insulate the partnership’s distributions from volatile movements in commodity prices and other risks.
     The year-to-date 2007 results throughout this release have been recast to reflect the partnership’s 2007 acquisitions of an additional 20-percent interest in Discovery. The third-quarter 2007 results have been recast to reflect the Wamsutter acquisition, as the Discovery acquisition closed at the end of second-quarter 2007. Because the acquisitions closed in the last half of 2007, the majority of those assets’ net income was allocated to the general partner as pre-partnership income for the first nine months of 2007. As a result, a higher portion of the partnership’s total net income was allocated to the limited partners in the first nine months of 2008 compared with the first nine months of 2007.

Williams Partners L.P. (NYSE: WPZ) Third-Quarter 2008 Financial Results — Nov. 6, 2008	Page 2 of 6

Business Segment Performance
     Business segment performance includes results for the partnership’s three business segments: Gathering and Processing — West, which includes Four Corners and the Wamsutter investment; Gathering and Processing — Gulf, which includes the Discovery investment; and NGL Services, which includes the Conway fractionation and storage complex.

Consolidated Segment Profit	3Q		YTD
Amounts in thousands	2008	2007	2008	2007

Gathering and Processing — West	$70,691	$59,632	$207,874	$161,417
Gathering and Processing — Gulf	8,480	7,676	30,437	14,984
NGL Services	6,315	3,957	15,270	9,616

Consolidated Segment Profit	$85,486	$71,265	$253,581	$186,017

Recurring Consolidated Segment Profit*
Amounts in thousands

Gathering and Processing — West	$64,681	$61,740	$195,533	$163,806
Gathering and Processing — Gulf	9,370	7,676	31,327	14,984
NGL Services	6,315	3,957	15,270	11,053

Recurring Consolidated Segment Profit*	$80,366	$73,373	$242,130	$189,843

*	A schedule reconciling segment profit to recurring segment profit is attached to this press release.
     Higher per-unit NGL margins were the primary drivers of the third-quarter and year-to-date improvement in the Gathering & Processing — West segment. The quarter and year-to-date periods also benefited from an involuntary conversion gain related to the November 2007 fire at the Ignacio natural gas processing plant. For the third quarter, these increases were partially offset by higher operational and maintenance expenses due primarily to unfavorable price changes on product imbalances.
     For the year-to-date period, higher net product imbalance losses and lower gathering and processing volumes at Four Corners, primarily during the first quarter, partially offset the increased NGL margins. Both the lower volumes and higher net product imbalance losses were impacted by severe winter weather conditions and the shutdown of the Ignacio gas processing plant following the November 2007 fire. The Ignacio plant returned to service on Jan. 18.
     Higher per-unit NGL margins at Discovery drove the improvement for Gathering and Processing — Gulf in both the third-quarter and year-to-date periods. The margin improvement was significantly offset in the third quarter by higher operating and maintenance expenses and lower product sales volumes due to the impact of two major hurricanes in the Gulf of Mexico.
     The effect of the hurricanes also partially offset the higher per-unit NGL margins in the year-to-date period.

Williams Partners L.P. (NYSE: WPZ) Third-Quarter 2008 Financial Results — Nov. 6, 2008	Page 3 of 6

     Higher fractionation revenues at Conway drove the third-quarter improvement in the NGL Services segment. Higher fractionation revenues, plus higher product sales and storage revenue drove the year-to-date improvement. Higher operating and maintenance expenses partially offset these benefits in both periods.
     Reconciliations of the partnership’s distributable cash flow for limited-partner unitholders to net income, as well as recurring segment profit to segment profit, are available on Williams Partners’ web site at www.williamslp.com and as an attachment to this document.
Update on Discovery System
     As previously announced, Discovery’s offshore gathering system sustained hurricane damage during September and is not accepting gas from producers while repairs are being made. Inspections revealed that an 18-inch lateral was severed from its connection to the 30-inch mainline in 250 feet of water.
     The 30-inch mainline is scheduled to be repaired and returned to service by early December. The partnership previously estimated the 18-inch lateral would be repaired and returned to service by early January. However, due to further damage assessments, the repair schedule for the 18-inch lateral is not yet finalized.
     Williams Partners owns 60 percent of the Discovery system, which includes an offshore natural gas gathering system, as well as the Larose natural gas processing plant and Paradis fractionation facility. Both processing facilities are fully operational and running at approximately 40-percent capacity from onshore sources. Williams (NYSE: WMB) operates the Discovery system.
Distributable Cash Flow and Recurring Segment Profit Definitions
     Distributable cash flow per weighted average limited-partner unit is a key measure of the partnership’s financial performance and available cash flows to unitholders.
     Williams Partners defines distributable cash flow per limited-partner unit as distributable cash flow, as defined in the following paragraph, attributable to partnership operations plus the cash distributed by Wamsutter and Discovery. The total distributable cash flow attributable to partnership operations is then allocated among the general partner and the limited partners in accordance with the cash-distribution provisions of our partnership agreement. The resulting distributable cash flow attributable to partnership operations and to its limited partners is then divided by the weighted average limited partner-units outstanding to arrive at distributable cash flow per limited-partner unit.
     Williams Partners defines distributable cash flow as net income plus depreciation, amortization and accretion, and the amortization of a natural gas purchase contract, less its equity earnings in Wamsutter and Discovery, as well as adjustments for certain non-cash, non-recurring items, plus reimbursements from Williams under an omnibus agreement and less maintenance capital expenditures.
     Williams Partners defines recurring segment profit as segment profit excluding items of income or loss that it characterizes as unrepresentative of its ongoing operations. Schedules presenting Williams Partners’

Williams Partners L.P. (NYSE: WPZ) Third-Quarter 2008 Financial Results — Nov. 6, 2008	Page 4 of 6

consolidated statements of income, segment profit and operating information are available on Williams Partners’ web site at www.williamslp.com and as an attachment to this document.
Today’s Analyst Call
     Williams Partners’ management will discuss the partnership’s third-quarter 2008 financial results during a live webcast today beginning at 11 a.m. EST.
     Participants are encouraged to access the webcast and slides for viewing, downloading and printing at www.williamslp.com.
     A limited number of phone lines also will be available at (877) 558-9190. International callers should dial (706) 902-3248. Replays of the third-quarter webcast, in both streaming and downloadable podcast formats, will be available for two weeks at www.williamslp.com.
Form 10-Q
     The partnership will file its Form 10-Q with the Securities and Exchange Commission today. The document will be available on both the SEC and Williams Partners web sites.
About Williams Partners L.P. (NYSE: WPZ)
Williams Partners L.P. is a publicly traded master limited partnership that owns natural gas gathering, transportation, processing and treating assets serving regions where producers require large scale and highly reliable services, including the Gulf of Mexico, the San Juan Basin in New Mexico and Colorado, and the Washakie Basin in Wyoming. The partnership also serves the natural gas liquids (NGL) market through its NGL fractionating and storage assets. The general partner is Williams Partners GP LLC. More information about the partnership is available at www.williamslp.com. Go to http://www.b2i.us/irpass.asp?BzID=1296&to=ea&s=0 to join our e-mail list.

Contact:	Jeff Pounds
Williams (media relations)
(918) 573-3332

Sharna Reingold
Williams (investor relations)
(918) 573-2078
# # #
Williams Partners’ reports, filings and other public announcements might contain or incorporate by reference forward-looking statements — statements that do not directly or exclusively relate to historical facts. You typically can identify forward-looking statements by the use of forward-looking words, such as “anticipate,” believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “may,” “plan,” “potential,” “project,” “schedule,” “will” and other similar words. These statements are based on our intentions, beliefs and assumptions about future events and are subject to risks, uncertainties and other factors. Actual results could differ materially from those contemplated by the forward-looking statements. In addition to any assumptions, risks, uncertainties and other factors referred to specifically in connection with such statements, other factors could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements. Those risks, uncertainties and factors include, among others: Williams Partners may not have sufficient cash from operations to enable it to pay the minimum distribution following establishment of cash reserves and payment of fees and expenses,

Williams Partners L.P. (NYSE: WPZ) Third-Quarter 2008 Financial Results — Nov. 6, 2008	Page 5 of 6

including payments to our general partner; because of the natural decline in production from existing wells and competitive factors, the success of Williams Partners’ gathering and transportation businesses depends on its ability to connect new sources of natural gas supply, which is dependent on factors beyond its control; any decrease in supplies of natural gas could adversely affect Williams Partners’ business and operating results; lower natural gas and oil prices could adversely affect Williams Partners’ fractionation and storage businesses; Williams Partners’ processing, fractionation and storage businesses could be affected by any decrease in natural gas liquids (NGL) prices or a change in NGL prices relative to the price of natural gas; Williams Partners depends on certain key customers and producers for a significant portion of its revenues and supply of natural gas and NGLs and the loss of any of these key customers or producers could result in a decline in its revenues and cash available to pay distributions; the failure of counterparties to perform their contractual obligations could adversely affect Williams Partners’ operating results, financial condition and cash available to pay distributions; if third-party pipelines and other facilities interconnected to Williams Partners’ pipelines and facilities become unavailable to transport natural gas and NGLs or to treat natural gas, Williams Partners’ revenues and cash available to pay distributions could be adversely affected; Williams Partners does not own all of the interests in Wamsutter LLC (Wamsutter), the Conway fractionator or Discovery Producer Services LLC (Discovery), which could adversely affect Williams Partners’ ability to operate and control these assets in a manner beneficial to it; Williams Partners’ results of storage and fractionation operations are dependent upon the demand for propane and other NGLs and a substantial decrease in this demand could adversely affect Williams Partners’ business and operation results; Discovery and Wamsutter may reduce their cash distributions to Williams Partners in some situations; Discovery’s interstate tariff rates and terms and conditions are subject to review and possible adjustment by federal regulators and are subject to changes in policy by federal regulators, which could have a material adverse effect on Williams Partner’s business and operating results; Williams Partners’ operations are subject to operational hazards and unforeseen interruptions for which it may not be adequately insured; Williams Partners’ partnership agreement limits its general partner’s fiduciary duties to unitholders and restricts the remedies available to unitholders for actions taken by its general partner that might otherwise constitute breaches of fiduciary duty; The Williams Companies, Inc.’s (Williams) public indentures and Williams Partners’ credit facility contain financial and operating restrictions that may limit its access to credit; in addition, Williams Partners’ ability to obtain credit in the future will be affected by Williams’ credit ratings; Williams Partners’ future financial and operating flexibility may be adversely affected by restrictions in Williams Partners’ debt agreements and by its leverage; Williams Partners may not be able to grow or effectively manage growth; recent events in the global financial crisis have made equity and debt markets less accessible and created a shortage in the availability of credit, which could disrupt Williams Partners’ financing plans and limit its ability to grow; common units held by Williams eligible for future sale may have adverse effects on the price of Williams Partners’ common units; Williams controls Williams Partners’ general partner, which has sole responsibility for conducting Williams Partners’ business and managing its operations; Williams Partners’ general partner and its affiliates have conflicts of interests with Williams Partners and limited fiduciary duties, and they may favor their own interests to the detriment of Williams Partners’ unitholders; even if unitholders are dissatisfied, they currently have little ability to remove Williams Partners’ general partner without its consent. In light of these risks, uncertainties and assumptions, and the additional risks described in the risk factors sections of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Investors are urged to closely consider the disclosures and risk factors in Williams Partners’ reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission available from Williams Partners’ offices or from Williams Partners’ website at www.williamslp.com.

Williams Partners L.P. (NYSE: WPZ) Third-Quarter 2008 Financial Results — Nov. 6, 2008	Page 6 of 6

Reconciliation of Non-GAAP Measures
(UNAUDITED)
     This press release includes certain financial measures, Recurring Segment Profit, Distributable Cash Flow and Distributable Cash Flow per Limited Partner Unit that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.
     For Williams Partners L.P., Recurring Segment Profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes Recurring Segment Profit provides investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.
     For Williams Partners L.P. we define Distributable Cash Flow as net income (loss) plus depreciation, amortization and accretion, and the amortization of a natural gas purchase contract, less our earnings from equity investments, as well as adjustments for certain non-cash, non-recurring items, plus reimbursements from Williams under an omnibus agreement and less maintenance capital expenditures. For our equity investments, Wamsutter and Discovery, we define Distributable Cash Flow as net income (loss) plus depreciation, amortization and accretion and less maintenance capital expenditures. We also adjust for certain non-cash, non-recurring items. Our equity share of Wamsutter’s Distributable Cash Flow is based on the distribution provisions of the Wamsutter LLC Agreement. Our equity share of Discovery’s Distributable Cash Flow is 60%.
     For Williams Partners L.P. we define Distributable Cash Flow per Limited Partner Unit as Distributable Cash Flow, as defined in the preceding paragraph, attributable to partnership operations plus the actual cash distributed by Wamsutter and Discovery. The total Distributable Cash Flow attributable to partnership operations is then allocated between the general partner and the limited partners in accordance with the cash distribution provisions of our partnership agreement. The resulting Distributable Cash Flow attributable to partnership operations and to its limited partners is then divided by the weighted average limited partner units outstanding to arrive at Distributable Cash Flow per Limited Partner Unit.
     For Williams Partners L.P. we also calculate the ratio of Distributable Cash Flow per Limited Partner Unit to the actual cash distribution per unit paid and the ratio of Distributable Cash Flow attributable to partnership operations to the total cash distributed (cash distribution coverage ratio). These two measures reflect the amount of Distributable Cash Flow relative to our actual cash distribution on both a per Limited Partner Unit and total distribution basis. We have also provided these ratios calculated using the most directly comparable GAAP measures, net income per unit and net income.
     This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither Recurring Segment Profit nor Distributable Cash Flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income (loss) or cash flow from operations. Distributable Cash Flow per Limited Partner is not presented as an alternative to net income per unit. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

	2007*				2008
(Thousands, except per-unit amounts)	1st Qtr	2nd Qtr	3rd Qtr	Y-T-D	1st Qtr	2nd Qtr	3rd Qtr	Y-T-D

Williams Partners L.P.
Reconciliation of Non-GAAP “Recurring Segment Profit” to GAAP “Segment Profit”

Gathering and Processing — West	$42,604	$59,181	$59,632	$161,417	$50,405	$86,778	$70,691	$207,874
Gathering and Processing — Gulf	3,638	3,670	7,676	14,984	13,511	8,446	8,480	30,437
NGL Services	53	5,606	3,957	9,616	5,541	3,414	6,315	15,270

Segment Profit	46,295	68,457	71,265	186,017	69,457	98,638	85,486	253,581
Non-recurring Items:
Gathering and Processing — West
Involuntary conversion gain resulting from Ignacio fire	—	—	—	—	—	(3,266)	(6,010)	(9,276)
Wamsutter customer contract adjustment included in equity earnings	—	—	—	—	(3,065)	—	—	(3,065)
2001-2002 EFM fees adjustment, revenue effect	—	—	3,464	3,464	—	—	—	—
2001-2002 EFM fees adjustment, depreciation effect	—	—	(1,356)	(1,356)	—	—	—	—
2005-2006 retroactive charges for customer contract	(848)	—	—	(848)	—	—	—	—
Adjust right-of-way prepaid expense	1,243	—	—	1,243	—	—	—	—
Adjust 2006 incentive compensation accrual	(899)	—	—	(899)	—	—	—	—
Adjust asset retirement obligation	785	—	—	785	—	—	—	—
Gathering and Processing — Gulf
Discovery hurricane repair expenses up to insurance deductible (60%)	—	—	—	—	—	—	890	890
NGL Services
Product imbalance valuation adjustment	1,437	—	—	1,437	—	—	—	—

Recurring Segment Profit	$48,013	$68,457	$73,373	$189,843	$66,392	$95,372	$80,366	$242,130

* Because Wamsutter and the additional 20% interest in Discovery were affiliates of Williams at the time of these acquisitions, the transactions were between entities under common control, and have been accounted for at historical cost. Accordingly, these tables have been retrospectively adjusted to reflect the Equity Earnings in Wamsutter and Discovery throughout the periods presented.

	2007*				2008
(Thousands, except per-unit amounts)	1st Qtr	2nd Qtr	3rd Qtr	Y-T-D	1st Qtr	2nd Qtr	3rd Qtr	Y-T-D

Williams Partners L.P.
Reconciliation of Non-GAAP “Distributable Cash Flow per Limited Partner Unit “GAAP “Net income”

Net income	$25,137	$46,742	$47,901	$119,780	$43,629	$71,822	$60,833	$176,284
Depreciation, amortization and accretion	13,178	11,234	10,345	34,757	11,226	11,002	11,735	33,963
Amortization of natural gas purchase contract	1,188	1,189	1,189	3,566	—	—	—	—
Non-cash amortization of debt issuance costs included in interest expense	404	403	404	1,211	489	459	459	1,407
Involuntary conversion gain resulting from Ignacio fire	—	—	—	—	—	(3,266)	(6,010)	(9,276)
Equity earnings	(15,259)	(24,433)	(26,374)	(66,066)	(34,815)	(46,050)	(29,045)	(109,910)
Reimbursements from Williams under omnibus agreement	842	825	1,059	2,726	771	865	692	2,328
Non-cash adjustment of 2001-2002 EFM revenue	—	—	3,464	3,464	—	—	—	—
Maintenance capital expenditures (a)	(7,621)	(8,665)	(3,524)	(19,810)	(8,534)	(2,497)	(5,309)	(16,340)

Distributable Cash Flow Excluding Equity Investments	$17,869	$27,295	$34,464	$79,628	$12,766	$32,335	$33,355	$78,456

Plus: Wamsutter cash distributions to Williams Partners L.P.	—	—	—	—	22,704	26,603	28,989	78,296
Plus: Discovery’s cash distributions to Williams Partners L.P.	3,600	10,869	3,600	18,069	16,800	15,600	13,200	45,600

Distributable cash flow attributable to partnership operations	21,469	38,164	38,064	97,697	52,270	74,538	75,544	202,352

Distributable Cash Flow attributable to partnership operations allocable to general partner	1,487	9,607	9,557	20,651	13,431	24,565	25,067	63,063

Distributable Cash Flow attributable to limited partnership operations allocable to limited partners	$19,982	$28,557	$28,507	$77,046	$38,839	$49,973	$50,477	$139,289

Weighted average number of units outstanding:	39,358,798	39,358,798	39,359,555	39,359,053	52,774,728	52,774,728	52,775,912	52,775,126

Distributable Cash Flow attributable to partnership operations per limited partner unit:	$0.51	$0.73	$0.72	$1.96	$0.74	$0.95	$0.96	$2.65

Actual cash distribution per unit:	$0.5000	$0.5250	$0.5500	$1.5750	$0.6000	$0.6250	$0.6350	$1.86

Total cash distributed:	$21,066	$22,378	$24,347	$67,791	$37,921	$40,560	$41,618	$120,099

Coverage ratios:

Distributable Cash Flow attributable to partnership operations per limited partner unit divided by Actual cash distribution per unit:	1.0	1.4	1.3	1.2	1.2	1.5	1.5	1.4

Distributable cash flow attributable to partnership operations divided by Total cash distributed	1.0	1.7	1.6	1.4	1.4	1.8	1.8	1.7

Net income, per common and subordinated unit divided by Actual cash distribution per unit	0.6	0.7	0.9	0.7	0.9	1.0	0.9	0.9

Net income divided by Total cash distributed	1.2	2.1	2.0	1.8	1.2	1.8	1.5	1.5

(a) Maintenance capital expenditures includes certain well connection capital.

Wamsutter
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income	$11,328	$20,558	$18,472	$50,358	$21,194	$37,480	$32,007	$90,681
Depreciation, amortization and accretion	4,258	4,440	4,586	13,284	5,228	5,213	5,295	15,736
Maintenance capital expenditures	(4,535)	(5,763)	(5,284)	(15,582)	(3,245)	(6,258)	(5,867)	(15,370)

Distributable Cash Flow - 100%	$11,051	$19,235	$17,774	$48,060	$23,177	$36,435	$31,435	$91,047

Discovery Producer Services
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income	$6,551	$6,460	$13,168	$26,179	$22,701	$14,282	$13,740	50,723
Depreciation, amortization and accretion	6,483	6,508	6,243	19,234	6,983	6,802	3,726	17,511
Maintenance capital expenditures	(429)	(595)	(1,560)	(2,584)	(187)	(285)	(680)	(1,152)

Distributable Cash Flow - 100%	$12,605	$12,373	$17,851	$42,829	$29,497	$20,799	$16,786	$67,082

Distributable Cash Flow — our 60% interest	$7,563	$7,424	$10,711	$25,697	$17,698	$12,479	$10,072	$40,249

* Because Wamsutter and the additional 20% interest in Discovery were affiliates of Williams at the time of these acquisitions, the transactions were between entities under common control, and have been accounted for at historical cost. Accordingly, these tables have been retrospectively adjusted to reflect the Equity Earnings in Wamsutter and Discovery throughout the periods presented.

Consolidated Statements of Income
(UNAUDITED)

	2007*				2008
(Thousands, except per-unit amounts)	1st Qtr	2nd Qtr	3rd Qtr	Y-T-D	1st Qtr	2nd Qtr	3rd Qtr	Y-T-D

Revenues:
Product sales:
Affiliate	$56,552	$62,119	$75,519	$194,190	$78,122	$94,134	$92,421	$264,677
Third-party	6,313	5,070	4,297	15,680	4,221	9,741	6,430	20,392
Gathering and processing:
Affiliate	9,491	8,743	9,178	27,412	8,790	9,847	9,480	28,117
Third-party	51,103	51,422	51,721	154,246	46,210	49,548	50,721	146,479
Storage	6,410	6,818	7,404	20,632	7,333	7,102	8,264	22,699
Fractionation	1,917	2,616	2,723	7,256	3,292	4,804	5,484	13,580
Other	2,029	2,481	(1,266)	3,244	2,394	3,069	2,913	8,376

Total revenues	133,815	139,269	149,576	422,660	150,362	178,245	175,713	504,320

Cost and expenses:
Product cost and shrink replacement:
Affiliate	21,725	18,520	18,806	59,051	22,033	27,686	22,358	72,077
Third-party	20,470	26,157	30,043	76,670	30,065	38,323	35,391	103,779
Operating and maintenance expense:
Affiliate	14,328	10,484	15,275	40,087	23,133	16,548	21,220	60,901
Third-party	28,185	23,759	25,259	77,203	23,951	29,984	29,257	83,192
Depreciation, amortization and accretion	13,178	11,234	10,345	34,757	11,226	11,002	11,735	33,963
General and administrative expense:
Affiliate	9,406	9,644	10,816	29,866	9,876	12,385	10,620	32,881
Third-party	664	1,189	925	2,778	928	749	664	2,341
Taxes other than income	2,114	2,626	2,474	7,214	2,505	2,167	2,314	6,986
Other, net	460	198	134	792	333	(2,811)	(5,822)	(8,300)

Total costs and expenses	110,530	103,811	114,077	328,418	124,050	136,033	127,737	387,820

Operating income	23,285	35,458	35,499	94,242	26,312	42,212	47,976	116,500

Equity earnings — Wamsutter	11,328	20,558	18,472	50,358	21,194	37,480	20,801	79,475
Equity earnings — Discovery	3,931	3,875	7,902	15,708	13,621	8,570	8,244	30,435
Interest expense:
Affiliate	(15)	(15)	(16)	(46)	(25)	(15)	(15)	(55)
Third-party	(14,411)	(14,359)	(14,268)	(43,038)	(17,648)	(16,668)	(16,422)	(50,738)
Interest income	1,019	1,225	312	2,556	175	243	249	667

Net income	$25,137	$46,742	$47,901	$119,780	$43,629	$71,822	$60,833	$176,284

Allocation of net income*
Net income	$25,137	$46,742	$47,901	119,780	$43,629	$71,822	$60,833	$176,284
Allocation of net income to general partner	12,912	22,417	23,409	58,738	8,911	23,008	17,455	49,374

Allocation of net income to limited partners	12,225	24,325	24,492	61,042	34,718	48,814	43,378	126,910

Net income, per common and subordinated unit	$0.31	$0.48	$0.62	$1.41	$0.66	$0.92	$0.82	$2.40
Weighted average number of units outstanding	39,358,798	39,358,798	39,359,555	39,359,053	52,774,728	52,774,728	52,775,912	52,775,126
* Because Wamsutter and the additional 20% interest in Discovery were affiliates of Williams at the time of these acquisitions, the transactions were between entities under common control, and have been accounted for at historical cost. Accordingly, these tables have been retrospectively adjusted to reflect the Equity Earnings in Wamsutter and Discovery throughout the periods presented. Net income applicable to periods before the acquisitions of these businesses is fully allocated to our general partner, which results in no impact to net income per limited partner unit.

Segment Profit & Operating Statistics
(UNAUDITED)

	2007*				2008
(Thousands)	1st Qtr	2nd Qtr	3rd Qtr	Y-T-D	1st Qtr	2nd Qtr	3rd Qtr	Y-T-D

Gathering and Processing — West
Segment revenues	$120,428	$125,047	$134,035	$379,510	$132,333	$158,563	$155,217	$446,113
Product cost and shrink replacement	39,675	42,313	45,791	127,779	47,446	61,144	53,902	162,492
Operating and maintenance expense	33,097	29,487	34,267	96,851	40,893	36,677	42,129	119,699
Depreciation, amortization and accretion	12,175	10,203	8,564	30,942	10,299	10,136	10,811	31,246
Direct general and administrative expenses	1,821	1,797	1,839	5,457	1,930	2,058	2,188	6,176
Other, net	2,384	2,624	2,414	7,422	2,554	(750)	(3,703)	(1,899)

Segment operating income	31,276	38,623	41,160	111,059	29,211	49,298	49,890	128,399
Equity earnings	11,328	20,558	18,472	50,358	21,194	37,480	20,801	79,475

Segment profit	$42,604	$59,181	$59,632	$161,417	$50,405	$86,778	$70,691	$207,874

Gathering and Processing — Gulf
Segment revenues	$561	$459	$521	$1,541	$567	$546	$537	$1,650
Operating and maintenance expense	550	361	443	1,354	524	519	148	1,191
Depreciation and accretion	304	303	304	911	153	151	153	457
Direct general and administrative expenses	—	—	—	—	—	—	—	—
Other, net	—	—	—	—	—	—	—	—

Segment operating income (loss)	(293)	(205)	(226)	(724)	(110)	(124)	236	2
Equity earnings	3,931	3,875	7,902	15,708	13,621	8,570	8,244	30,435

Segment profit	$3,638	$3,670	$7,676	$14,984	$13,511	$8,446	$8,480	$30,437

NGL Services
Segment revenues	$12,826	$13,763	$15,020	$41,609	$17,462	$19,136	$19,959	$56,557
Product cost	2,520	2,364	3,058	7,942	4,652	4,865	3,847	13,364
Operating and maintenance expense	8,866	4,395	5,824	19,085	5,667	9,336	8,200	23,203
Depreciation and accretion	699	728	1,477	2,904	774	715	771	2,260
Direct general and administrative expenses	498	470	510	1,478	544	700	631	1,875
Other, net	190	200	194	584	284	106	195	585

Segment profit	$53	$5,606	$3,957	$9,616	$5,541	$3,414	$6,315	$15,270

* Because Wamsutter and the additional 20% interest in Discovery were affiliates of Williams at the time of these acquisitions, the transactions were between entities under common control, and have been accounted for at historical cost. Accordingly, these tables have been retrospectively adjusted to reflect the Equity Earnings in Wamsutter and Discovery throughout the periods presented.

Williams Partners:
Conway storage revenues	$6,410	$6,818	$7,404	$20,632	$7,333	$7,102	$8,264	$22,699
Conway fractionation volumes (bpd) — our 50%	31,316	36,220	35,574	34,385	33,103	38,173	43,829	38,388
Carbonate Trend gathering volumes (BBtu/d)	25	19	22	22	24	23	21	23
Williams Four Corners:
Gathering volumes (BBtu/d)	1,453	1,462	1,469	1,461	1,316	1,410	1,406	1,377
Fee-based processing volumes (BBtu/d)	866	872	890	876	796	896	879	857
NGL equity sales (million gallons)	46	39	46	131	36	43	43	122
NGL margin ($/gallon)	$0.41	$0.53	$0.63	$0.52	$0.74	$0.78	$0.88	$0.80
NGL production (million gallons)	140	137	148	425	112	140	134	386
Wamsutter - 100%:
Gathering volumes (BBtu/d)	510	522	513	515	434	521	506	487
Fee-based processing volumes (BBtu/d)	302	312	309	308	252	312	294	286
NGL equity sales (million gallons)	28	27	25	80	41	36	30	107
NGL margin ($/gallon)	$0.27	$0.40	$0.48	$0.38	$0.58	$0.63	$0.77	$0.65
NGL production (million gallons)	101	103	102	306	106	114	97	317
Discovery Producer Services - 100%
Plant inlet volumes (BBtu/d)	548	616	580	581	627	614	378	539
Gross processing margin ($/MMBtu)	$0.23	$0.24	$0.32	$0.27	$0.45	$0.36	$0.48	$0.42
NGL equity sales (million gallons)	18	25	22	65	37	23	21	81
NGL production (million gallons)	56	66	61	183	70	58	43	171